Exhibit 10.14

MYRIAD ENTERTAINMENT & RESORTS, INC.
(A Delaware Corporation)

8% CONVERTIBLE DEBENTURE

NEITHER THIS DEBENTURE NOR THE SECURITIES UNDERLYING THIS DEBENTURE, NOR ANY SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE

SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS DEBENTURE AND THE SECURITIES UNDERLYING THIS DEBENTURE, OR THE SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

Stated Amount $1,050,000
October 13, 2006
Memphis, Tennessee

FOR VALUE RECEIVED, MYRIAD ENTERTAINMENT & RESORTS, INC., a Delaware corporation (“Company”), hereby unconditionally promises to pay subject to the provisions stated herein to the order of Larson Elmore (“Holder”), in lawful money of and within the United States of America and in immediately available funds, up to $1,050,000, together with accrued and unpaid interest thereon, at the Maturity Date (herein defined). It is understood by the Holder hereof that any and all of the amounts owed as stated herein shall be subject to, and confirmed by, an audit to be performed by the Company, or a representative designated by the Company (the “Audit”). The Company will only be obligated to repay those amounts that are in fact confirmed by the Audit (the “Principal Amount”). The rights and obligations of the Company and the Holder shall only extend to the Principal Amount that is in fact confirmed by the Audit. The Company further agrees to pay interest on the Principal Amount at the rate per annum of eight percent (8%) without compounding (the “Stated Interest Rate”) on the outstanding Principal Amount. Interest shall be calculated from and including the date of this Debenture until such Principal Amount has been repaid in full or until the Debenture has been converted in full in accordance with the provisions of this Debenture (the “Conversion Date”). Concurrently with the payment or conversion in full of all principal hereunder and the payment of all accrued interest, Holder shall surrender this Debenture to the Company for cancellation. Interest shall be paid in arrears on the Maturity Date (herein defined) and shall be calculated on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed.

1.  Principal Repayment; Interest Repayment.

(a)  Repayment of the Principal Amount and interest thereon by the Company to the Holder shall be made in full no later than the Maturity Date (as defined below) and shall be payable $100,000 per month plus interest thereon.

(b)  This Debenture may be converted into shares of Company’s Common Stock, as provided herein, at a conversion price equal to $0.10 per share at any time prior to the date the Principal Amount is payable.

(c)  The Company shall have the right to prepay in whole or in part any outstanding portion of the Principal Amount of this Debenture without penalty.

(d)  This Debenture is unsecured.

(e)  The Maturity Date of this Debenture is October 13, 2007.

2. Place of Payment; Application of Payments. All amounts due hereunder shall be payable to Holder, at Company’s option but subject to Section 3 below, (a) in United States dollars or (b) with shares of Company’s common stock, valued at $0.10 per share. Payments in cash shall be made to such bank account as shall be designated by Holder in immediately available funds or as otherwise specified to the Company in writing. Payments with shares of common stock shall be made at Holder’s address set forth in Company’s books and records or at any other address specified by Holder in writing. All other amounts due hereunder shall be payable to Holder in United States dollars.  Payment on this Debenture shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof.

3. Default. The occurrence of any of the following events of default shall each constitute and be an “Event of Default” under this Debenture:

(a) bankruptcy or insolvency of Company;

(b) Company’s failure to pay any of the Principal Amount due under this Debenture on the date the same becomes due and payable, or any accrued interest or other amounts due under this Debenture after the same becomes due and payable;

(c) breach of any material covenant or agreement contained in this Debenture and such breach remains uncured for a period of fifteen (15) days after written notice thereof is received by Company from Holder;

(d) the dissolution of Company or any vote in favor thereof by the board of directors (or similar governing body) and/stockholders of Company;

(e) Company makes an assignment for the benefit of creditors, or files an application for the appointment of a receiver or similar official with respect to it or any substantial part of its assets;

(f) Company admits in writing its inability to pay its debts as they mature;

(g) one or more proceedings are commenced to foreclose one or more security interests or liens in any property or assets of Company as a result of a default in the payment or performance of any debt in excess of $100,000 in the aggregate and secured by such property or assets of Company;

(h) one or more attachments or garnishments are levied against the assets or properties of Company involving an amount in excess of $100,000 in the aggregate and such levies are not vacated, bonded or otherwise terminated within thirty (30) days after the date of their effectiveness;

(i) Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability or liabilities on account of any indebtedness of Company having a face or principal amount in excess of $100,000 in the aggregate, or a default or defaults occur in the performance or observance by Company of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof.

Upon the occurrence of an Event of Default, the unpaid Principal Amount, all unpaid accrued interest thereon and all other amounts owing hereunder may, at the option of Holder, become immediately due and payable to Holder and the Holder may, at his option, convert the principal and interest owing under this Debenture into shares of the Company’s common stock as provided herein, provided, however, that upon the occurrence of an Event of Default described in Section 3(a), all indebtedness of Company to Holder shall become immediately due and payable without any action of Holder. Effective upon an Event of Default that is not cured for a period of thirty (30) days after such Event of Default, the interest rate on this Note shall increase to 3% per annum in excess of the Stated Interest Rate.

4. Covenants.

(a) Use of Proceeds. Company shall use the net cash proceeds loaned to Company pursuant to this Debenture for working capital and general corporate purposes, provided however, Company shall have broad discretion in the application of the net proceeds allocated to working capital and general corporate purposes.

(b) Compliance with Agreements. Company shall perform and observe, or cause to be performed or observed, as the case may be, all of the provisions in its certificate of incorporation, its by-laws, and the obligations pursuant to the terms, agreements, and covenants of this Debenture and all documents and agreements executed or delivered in connection with this Debenture. Company expressly represents that Company has the full power and authority to deliver this Debenture that this Debenture has been duly authorized, executed, and delivered by Company, and that Company’s obligations under this Debenture are legal, valid, binding, and enforceable, absolute, and unconditional.

(c) Preservation of Corporate Existence and Business. Company shall use its best efforts to preserve intact its present business organization, rights, and privileges and present goodwill and, to the best of its ability, its relationships existing with other parties and shall at all times cause to be done all things necessary to maintain, preserve, and renew its corporate existence and shall observe and conform with all valid requirements of all governmental authorities relating to the conduct of the business of Company, the failure of which would have a material adverse effect upon Company’s business or financial condition.. Company shall maintain and keep in force all material licenses, permits and agreements necessary to the conduct of its businesses.

(d) Maintenance of Properties. Company shall maintain and keep its properties, real and personal, in good repair, working order, and condition, and from time to time make all necessary or desirable repairs, renewals, and replacements, so that its business may be properly and advantageously conducted at all times.

(e) Taxes and Other Obligations. Company shall pay and discharge all taxes, assessments, interest, and installments on mortgages and governmental charges against it (or on any of its subsidiaries), its income and profits (or on any of its subsidiaries) or against any of its (or on any of its subsidiaries) properties, upon the respective dates when due, as well as any claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; except to the extent that such taxes, assessments, interest, installments, and governmental charges are contested in good faith and by appropriate proceedings.

(f) Compliance with Obligations, Laws, etc. Company shall comply with all of the obligations which it has incurred or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which might have a material adverse effect upon its business or financial condition, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto. Company shall comply with all applicable laws, rules, and regulations of all governmental authorities.

(g) No Loans to Related Parties. Company will not make any loan to any person who is or becomes a stockholder, executive, or employee of Company, other than for reasonable advances for expense in the ordinary course of business.

(h) Adequate Insurance. Company will keep adequately insured, by financially sound and reputable insurers, all property of a character customarily insured by similar companies and shall carry such other insurance as is usually carried by similar companies.

(i) Books of Account. Company will, and will cause each of its subsidiaries to, at all times maintain books of account in which its financial transactions are duly recorded in conformance with generally accepted accounting principles.

(j) Unconditional Obligation; No Waiver. The obligations to make payments provided for in this Debenture are absolute and unconditional and are not subject to any defense, set-off counterclaim, rescission, recoupement, or adjustment whatsoever. No forbearance, indulgence, delay, or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or exercise of any other right or remedy.

5. Waiver.  TO THE FULLEST EXTENT PERMITTED BY LAW, HOLDER AND COMPANY AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (i) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS DEBENTURE, ANY RELATED INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, (ii) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED, OR (iii) MAKE ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY HOLDER AND COMPANY, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER HOLDER NOR COMPANY HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. COMPANY WAIVES PRESENTMENT AND WRITTEN DEMAND FOR PAYMENT, NOTICE OF DISHONOR, PROTEST, AND NOTICE OF PROTEST OF THIS DEBENTURE.

6.  Attorney’s Fees; Collection Costs. If there has been an Event of Default by Company hereunder, Holder shall be entitled to receive and Company agrees to pay all costs of enforcement and collection incurred by Holder, including, without limitation, reasonable attorneys fees relating thereto.

7.  Notices. Unless otherwise specified herein, all notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, or on the third business day after properly deposited with the United States Postal Service, as certified mail, return receipt requested, postage prepaid, or on the first business day after properly deposited with an overnight courier of national standing, addressed to the address indicated below:

If to the Company, at:

Myriad Entertainment & Resorts, Inc.
2565 Horizon Lake Drive, Suite 110
Memphis, Tennessee 38133
Attention: John Meeske, Chief Executive Officer

With a copy to:

Gersten Savage LLP
600 Lexington Avenue, 9 Floor
New York, NY 10022-6018
Attention: Peter J. Gennuso, Esq.

If to the Holder, at Holder’s address set forth in Company’s books and records or at any other address specified by Holder in writing.

8.  Expenses. If, after maturity, this Debenture is placed in the hands of an attorney for collection or if it is collected through judicial, probate, bankruptcy, or receivership proceedings, Company agrees to pay all reasonable costs and expenses, including, without limitation, attorneys' fees and expenses expended or incurred by the Holder in connection with the enforcement of this Debenture, the collection of any sum due hereunder, any action for declaratory relief in any way related to this Debenture, or the protection or preservation of any right of the Holder hereunder, whether or not suit is brought.

9.  No Waivers of Holder’s Rights. No failure or delay by Holder in exercising any right, power, or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege The rights and remedies in this Debenture provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

10.  Amendments. Neither this Debenture nor any provision hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Holder and, in the case of amendments, by the Company,

11.  Transferability. This Debenture has been issued by Company for the sole benefit of Holder and may not be sold, transferred or otherwise assigned without the prior written consent of Company, and the Holder agrees not to take any actions which would cause any third party to have such an interest in this Debenture.

12. Assignment. The rights and obligations of Company and Holder shall be binding upon any entity which becomes the successor of the Company such as the Public Company Successor or which otherwise assumes the Company's obligations hereunder.

13. Voluntary Conversion. This Debenture may be converted in principal amounts of $1,000 into the shares of Common Stock of the Company. This Debenture shall be convertible into the number of shares of the Common Stock of the Company at a price of $1.00 per share.

14. Notice of Conversion/Conversion Procedure. In order to convert this Debenture in to Common Stock, the Holder must deliver a dated and signed notice of conversion (the “Notice of Conversion”), a copy of which is attached to this Debenture as Exhibit A, stating its intention to convert the full principal amount of this Debenture into the Conversion Shares, Notices of Conversion shall be deemed delivered on the date sent, if personally delivered, to the Company’s Chief Executive Officer at the Company’s principal place of business, or when actually received if sent by another method. The Notice of Conversion shall be accompanied by the original Debenture. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Conversion Shares within three (3) business days after the Company receives a fully executed and completed Notice of Conversion and original Debenture. The Company shall bear the cost associated with the issuance of the Conversion Shares, Such Conversion Shares shall be issued with a restrictive legend indicating that the Conversion Shares were issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and that the Conversion Shares cannot be transferred unless they are so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Conversion Shares shall be issued in the same name as the person who is the Holder unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Conversion Shares are so registered shall be treated as a stockholder of the Company on the date such Conversion Shares are so issued.

Notwithstanding the above, the Company shall not be obligated to issue to the Holder such certificates evidencing shares of the Conversion Shares upon conversion of this Debenture unless this Debenture is delivered to the Company for cancellation (or the Holder notifies the Company that such Debenture has been lost, stolen, or destroyed and executes an agreement reasonably satisfactory to the Company, together’ with reasonably requested surety, to indemnify the Company from any such loss incurred in connection with the loss of such Debenture).

15. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Debenture shall not affect the validity or enforceability of the remaining portions of it.

16. Captions. The captions and headings of the various sections and subsections of this Debenture are provided for’ convenience only and shall not be construed to modify the meaning of such sections or’ subsections.

17. Entire Agreement. This Debenture and the documents and any agreements executed in connection herewith constitute the ‘final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

18. Registration Rights. In the event that the Holder converts this Note, or any portion hereof, into shares of the Company’s common stock, the Holder shall have the right to demand the registration of its shares at any time under the Securities Act of 1933, as amended, for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration statement on Form-S-4, Form S-8 or other limited purpose form) provided, however, that for the purposes of this sentence, the Company shall treat the Holder hereof in the same manner and in pari passu with all other holders of unregistered capital stock of the Company who (i) have registration rights with respect to such stock or (ii) presently or at any time hereafter are officers, directors, or 5% shareholders of the Registrant, or any affiliate, successor, or assign thereof. Upon the written demand of Holder to register the shares (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the shares of common stock underlying this note as to which registration shall have been so requested to be covered by the registration statement proposed to be filed by the Company all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such common stock so registered. The Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the Holder of any of the shares of common stock underlying this Note.

THIS DEBENTURE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

MYRIAD ENTERTAINMENT & RESORTS, INC.

By: /s/ John Meeske
Name: John Meeske
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of the Debenture)

The undersigned, the holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into shares of Common Stock of Myriad Entertainment & Resorts, Inc., to the extent of $ _______________ unpaid principal amount of such Debenture, and requests that the certificates for such shares be issued in the name of, and delivered to _________________ whose address is _________________.

Dated: ________

______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Debenture)

_______________________________________
(Address)